Ex-9.1

                                VOTING AGREEMENT

VOTING AGREEMENT (this "AGREEMENT") entered into on this 15th day of July, 2004, by and among GHASSAN NINO, a stockholder and Vice Chairman ("Nino") of Hemobiotech Inc., a Delaware corporation (the "Company"), NINO PARTNERS, LLC, a Texas Limited Liability Company corporation, of which Nino is the principal member ("Nino Partners"), BIOGRESS LLC, a Texas Limited Liability Company, of which Nino and Bollon are the sole members ("Biogress"), and their respective successors and assigns (collectively, the "Stockholders"), as acknowledged by the Company and by Arthur Bollon, President and Chief Executive Officer of the Company ("Bollon").

                                  WITNESSETH:

         WHEREAS, the Company desires to complete a private placement (the "Private Placement") of a minimum of $2,000,000 of Units (the "Minimum Offering") and a maximum of $3,500,000 of Units (the "Maximum Offering") (plus up to an additional $1,000,000), in which each Unit shall consist of (i) a Convertible Unsecured Promissory Note equal to $50,000 and (ii) 58,924 shares (the "Unit Shares") of Common Stock, par value $.001 per share, of the Company (the "Common Stock") and 117,648 Warrants, each Warrant (each, a "Warrant") entitling the holder to purchase one share of Common Stock (the "Warrant
Shares"), such shares and Warrants having an aggregate purchase price of $50,000;

         WHEREAS, in order to induce Meyers Associates LP, the Company's placement agent (the "Placement Agent"), to represent the Company in the Private Placement, each of the Stockholders has agreed to enter into this Voting Agreement;

         WHEREAS, each Stockholder is the record and beneficial owner of the number of outstanding shares of Common Stock (as reflected on a post reverse stock split basis) set forth opposite each such Stockholder's name on SCHEDULE A hereto (with respect to each Stockholder, such Stockholder's "Existing Shares" and, together with all shares of Common Stock which are acquired by such Stockholders after the date hereof, whether upon the exercise of warrants, options, conversion of convertible securities or otherwise, or over which the Stockholder has or shares voting power, such Stockholder's "Shares").

         NOW, THEREFORE, in consideration of the commencement and consummation of the Private Placement and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby and thereby, the parties hereto agree as follows:

ARTICLE I: VOTING

1.1 AGREEMENT TO VOTE. Each Stockholder hereby agrees that it shall, at any Regular or Special meeting of the stockholders of the Company, vote or consent (in person or by proxy) all of its Shares together with a majority-in-interest of the executive officers of the Company as they may be constituted at such time (together, the "Executive Officers"), which as of the date hereof shall constitute Bollon, with respect to any matter submitted to a vote, or required to be submitted to a vote, of the stockholders of the Company.

1.2 NO INCONSISTENT AGREEMENTS. Each Stockholder hereby covenants and agrees that, except as contemplated by this Agreement, the Stockholder (a) has not entered, and shall not enter at any time while this Agreement remains in effect, into any voting agreement or voting trust with respect to the Shares and (b) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy or power of attorney with respect to the Shares, in either case, which is inconsistent with such Stockholder's obligations pursuant to this Agreement.

1.3 LIMITATIONS ON TRANSFERS. Transfers made hereunder shall be expressly subject to the requirements and restrictions set forth in the Stockholders' Agreement, dated as of October 31, 2003, by and between the Company and each of the stockholders named therein) (the "Stockholders' Agreement"), each Founder's Stock Purchase Agreement, dated as of October 31, 2003, by and between the Company and each of Bollon, Nino, Nino Partners, Biogress and Texas Tech University (each, a "Founder's Stock Purchase Agreement") and any Subscription Agreement executed and delivered by such Stockholder in connection with this Private Placement (each, a "Subscription Agreement").

         ARTICLE II: REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER

      Each Stockholder hereby, severally and not jointly, represents and warrants to each other Stockholder as follows:

2.1 AUTHORIZATION; VALIDITY OF AGREEMENT; NECESSARY ACTION. Such Stockholder has full power and authority to execute and deliver this Agreement and to perform such Stockholder's obligations hereunder. The execution, delivery and performance by such Stockholder of this Agreement and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by such Stockholder and no other actions or proceedings on the part of such Stockholder are necessary to authorize the execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder, and, assuming this Agreement constitutes a valid and binding obligation of each other Stockholder,
      constitutes  a  valid  and  binding   obligation   of  such   Stockholder,
      enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). If such Stockholder is married and any of such Stockholder's Shares constitute community property under applicable laws, this Agreement has been duly authorized, executed and delivered by, and constitutes the valid and binding agreement of, such Stockholder's spouse. If this Agreement is being executed in a representative or fiduciary capacity, the individual or entity signing this Agreement has the full power and authority to enter into and perform this Agreement.

2.2 NON-CONTRAVENTION. The execution, delivery and performance by such Stockholder of this Agreement do not and will not result in any breach or violation of or be in conflict with or constitute a default under any term of any agreement, judgment, injunction, order, decree, law regulation or arrangement to which such Stockholder is a party or by which such Stockholder (or any of its assets) is bound, except for any such breach, violation, conflict or default which, individually or in the aggregate, would not impair or affect such Stockholder's ability to perform such Stockholder's obligations hereunder.

2.3 SHARES. As of the date hereof, such Stockholder's Existing Shares constitute all of the shares of Common Stock owned of record or beneficially by such Stockholder. Such Stockholder has or will have the voting power, power of disposition, power to issue instructions with respect to the matter set forth in Section 1.1 hereof, and power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Stockholder's Existing Shares and with respect to all of such Stockholder's Shares hereafter (unless transferred in accordance with the Stockholders' Agreement, the founder's Stock Purchase Agreement and any Subscription Agreement executed and delivered in connection with the Private Placement), with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement.

                        ARTICLE III: GENERAL PROVISIONS

3.1 TERMINATION. This Agreement shall remain in full force and effect until the date that is two (2) years following the Company's consummation of the Maximum Offering (provided that this Agreement is not in violation of any applicable federal or state securities laws). Nothing in this Section 3.1 shall relieve or otherwise limit any party of liability for breach of this Agreement.

3.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or facsimile, upon confirmation of receipt, or (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service. All notices to the Stockholders hereunder shall be delivered as set forth below each Stockholder's signature below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice. All notices to the Placement Agent hereunder shall be delivered to Meyers Associates, LP, 45 Broadway, 2nd Floor, New York, NY 10006, Attention:
      Bruce Meyers.

3.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart. Signatures transmitted by facsimile or other comparable means shall be deemed an original.

3.4   GOVERNING  LAW.  This  Agreement   shall  be  governed  and  construed  in
      accordance with the laws of the State of Delaware (without giving effect to choice of law principles thereof).

3.5 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

3.6 ASSIGNMENT. Except as expressly provided herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of all of the parties hereto. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns (including, in the case of an individual, any executors, administrators, estates or legal representatives of such individual).

3.7 CONSENT TO JURISDICTION. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the State of Delaware or a Delaware state court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or any of the transactions contemplated by this Agreement in any Federal court located in the State of Delaware or any Delaware state court, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

3.8 EXPENSES. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

3.9 AMENDMENTS. This Agreement may not be modified or amended, except upon the execution and delivery of a written agreement executed by the parties hereto.

3.10 CERTAIN DEFINITIONS. For purposes of this Agreement, the term "beneficial ownership" (or any similar term) shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934.

      IN WITNESS WHEREOF, each of the parties hereto has signed this Agreement or caused this Agreement to be signed by its respective officers thereunto duly authorized, all as of the date first written above.



                                STOCKHOLDERS:


                                /s/ Ghassan Nino
                                ------------------------------------
                                GHASSAN NINO

                                Address:    1530 Dallas Parkway, Suite 300
                                            Addison, TX 75001
                                Telephone:  972.774.9044


                                NINO PARTNERS LLC

                                By: /s/ Ghassan Nino
                                    ------------------------------------
                                    Name:  Ghassan Nino
                                    Title: Managing Member

                                Address:    15305 Las Parkway, Suite 300
                                            Addison, TX 75001
                                Telephone:  972.774.9044


                                BIOGRESS LLC

                                By: /s/ Ghassan Nino
                                    ------------------------------------
                                    Name:  Ghassan Nino
                                    Title: Principal Member

                                Address: 15305 Dallas as Parkway, Suite 300 Addison, TX 75001
                                Telephone:  972.774.9044

ACKNOWLEDGED:

HEMOBIOTECH, INC.

By: /s/ Arthur P. Bollon
    -----------------------------------
    Name: Arthur P. Bollon
    Title: President and Chief Executive Officer





/s/ Arthur P. Bollon
---------------------------------------
Arthur P. Bollon, individually

                                   SCHEDULE A


----------------------------------------
 STOCKHOLDER
----------------------------------------

 GHASSAN NINO

 Number of shares of
 Common Stock: 1,086,113

 Number of options granted: 0
----------------------------------------

 NINO PARTNERS LLC

 Number of shares of
 Common Stock: 2,851,047

 Number of options granted: 0
----------------------------------------

 BIOGRESS LLC

 Number of shares of
 Common Stock. 217,223

 Number of options granted: 0
----------------------------------------